                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 1996








                         COMMISSION FILE NUMBER 0-26142



                               BELMONT HOMES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


               MISSISSIPPI                               64-0834574
               -----------                               ----------
(State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
      organization)


   HIGHWAY 25 SOUTH, INDUSTRIAL PARK DRIVE
        BELMONT, MISSISSIPPI 38827                       (601) 454-9217
        --------------------------                       --------------
(Address, including zip code of principal executive      (Registrant's telephone number, including area code)
               offices)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Belmont Homes, Inc., a Mississippi corporation (the "Company") on November 12, 1996. On October 25, 1996, the Company consummated its acquisition of all of the outstanding capital stock of Bellcrest Homes, Inc., a Georgia corporation ("Bellcrest"). This Current Report on Form 8-K/A is filed to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired. The Company is filing herewith the following audited and pro forma financial statements:

                  (a) Financial Statements of Business Acquired See F-1 through F-16.

                  (b)      Pro Forma Financial Information
                           See F-17 through F-19.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               BELMONT HOMES, INC.


                                               By:/s/ William M. Kunkel
                                                      William M. Kunkel
                                               Its: Executive Vice President and
                                                    Chief Financial officer


Date:   November 13, 1997

                             BELLCREST HOMES, INC.
                   CONDENSED STATEMENT OF INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                ($ IN THOUSANDS)




                                              1996               1995
                                              ----               ----
Net sales                                   $ 29,883           $21,183
Cost of sales                                 26,193            18,778
                                            --------           -------
         Gross profit                          3,690             2,405
Selling, general and administrative            2,407             1,628
                                            --------           -------
         Income from operations                1,283               777
Other income and (expense):
         Interest expense                        (87)              (32)
         Interest income                          29                16
                                            --------           -------
Income before income taxes                     1,225               761
Income taxes                                     468               289
                                            --------           -------
Net income                                  $    757           $   472
                                            --------           -------




                  See Notes to Condensed Financial Statements.

                            BELLCREST HOMES, INC.
                           CONDENSED BALANCE SHEETS
                               ($ IN THOUSANDS)


                                                                                      (Unaudited)
                                                                                      September 30         December 31
                                                                                         1996                 1996
                                                                                      ------------         ----------
                         Assets
Current assets:
         Cash                                                                           $2,355             $  1,854
         Accounts receivable                                                               884                  114
         Inventories                                                                     2,217                1,062
         Prepaid expenses and taxes                                                        281                  197
                                                                                        ------             --------
              Total current assets                                                       5,737                3,227
Property, plant and equipment, net                                                       3,612                2,429
Other                                                                                      213                   67
                                                                                        ------             --------
              Total assets                                                               9,562                5,723
                                                                                        ------             --------

              Liabilities And Shareholders' Equity
Current liabilities:
         Current portion of long-term debt                                                 109                  122
         Trade accounts payable                                                          1,475                  458
         Accrued expenses                                                                2,980                1,670
                                                                                        ------             --------
              Total current liabilities                                                  4,564                2,250
Long-term debt, capital leases and deferred taxes                                        1,764                  462
                                                                                        ------             --------
              Total liabilities                                                          6,328                2,712
                                                                                        ------             --------
Shareholders's equity:
         Common stock                                                                        1                    1
         Paid-in capital in excess of par value                                            274                  274
         Retained earnings                                                               3,544                2,787
         Treasury stock                                                                   (585)                 (50)
                                                                                        ------             --------
              Total shareholders' equity                                                 3,234                3,011
                                                                                        ------             --------
              Total liabilities and equity                                              $9,562             $  5,723
                                                                                        ------             --------


                  See Notes to Condensed Financial Statements

                             Bellcrest Homes, Inc.
                 Condensed Statements Of Cash Flows (Unaudited)
                 Nine Months Ended September 30, 1996 AND 1995
                                ($ In Thousands)



                                                                        1996            1995
                                                                        ----            ----
Cash flows from operations activities:
     Net income                                                        $   757        $   472
     Adjustments to reconcile net income to net cash
       provided by operating activities:
       Deprecation                                                         228            144
       Changes in operating assets and liabilities:
          Accounts receivable                                             (770)          (293)
          Inventories                                                   (1,155)          (430)
          Prepaid and other                                               (229)            18
          Accounts payable                                               1,017            641
          Accrued expenses                                               1,310             74
                                                                       -------        -------
             Net cash provided by operating activities                   1,158            626
                                                                       -------        -------
Cash flows from investing activities:
         Purchase of property and equipment, including
             construction in process                                    (1,411)          (306)
                                                                       -------        -------
             Net cash used in investing activities                      (1,411)          (306)
                                                                       -------        -------
Cash flows from financing activities:
         Borrowings of debt and capital leases                           1,352             --
         Payments on debt and capital leases                               (63)           (87)
         Purchase of treasury stock                                       (535)            --
                                                                       -------        -------
             Net cash provided (used) by financing                         754            (87)
                                                                       -------        -------
Net increase (decrease) in cash                                            501            233
Cash at beginning of year                                                1,854          1,346
                                                                       -------        -------
Cash at end of year                                                    $ 2,355        $ 1,579
                                                                       -------        -------








                  See Notes to Condensed Financial Statements

Bellcrest Homes, Inc.
Notes to Unaudited Condensed Financial Statements


Note 1 - Organization, Business And Acquisition

Bellcrest Homes, Inc. builds manufactured homes for sale to independent dealers. On August 22, 1996 the Company announced that its shareholders had entered into an agreement in principal for the sale of all outstanding stock to Belmont Homes, Inc.

The condensed financial statements of Bellcrest Homes, Inc. have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles have been omitted. The condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere herein.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the condensed financial statements for the interim periods ended September 30, 1996 and 1995. The results of operation for the nine months ended September 30, 1996 are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 1996 or any other period.

Note 2 - Inventories



                                         September 30,         December 31,
                                             1996                 1995
                                             ----                 ----

         Raw materials                      $1,626                 $  946
         Work-in-process                       229                    116
         Finished homes                        362                     --
                                            ------                 ------
                                            $2,217                 $1,062
                                            ======                 ======


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Bellcrest Homes, Inc.
Millen, Georgia


We have audited the accompanying balance sheets of Bellcrest Homes, Inc. as of December 31, 1995, and the related statements of income and retained earnings, and cash flows for the years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bellcrest Homes, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Alday, Tillman, Wright & Giles, P.C.
Alday, Tillman, Wright & Giles, P.C.

January 23, 1996

BELLCREST HOMES, INC.
BALANCE SHEET
December 31, 1995



ASSETS
CURRENT ASSETS
     Cash                                                    $   1,854,413
     Accounts receivable - trade                                   107,792
     Other receivables                                               4,498
     Inventories                                                 1,061,667
     Prepaid expense                                                58,258
     Income taxes receivable                                        17,441
     Deferred tax asset                                            122,333
                                                             -------------

                         TOTAL CURRENT ASSETS                    3,226,402





PROPERTY AND EQUIPMENT, net of
                                                                 2,429,290
                                                             -------------


                                                                    67,294
                                                             -------------



                                                             $   5,722,986
                                                             -------------



See accompanying notes and independent auditors' report.


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Line-of-credit, bank                                        $     1,000
     Current portion of long-term debt                                84,782
     Current portion of obligation under
         capital lease                                                36,491
     Income taxes payable                                            121,666
     Accounts payable                                                458,435
     Accrued expenses                                              1,546,710
                                                                 -----------

                            TOTAL CURRENT LIABILITIES              2,249,084

LONG-TERM DEBT, less current portion                                 235,617

OBLIGATION UNDER CAPITAL LEASE, less
     current portion                                                  74,168

DEFERRED INCOME TAXES                                                152,289
                                                                 -----------



                                                                   2,711,158
                                                                 -----------

STOCKHOLDERS' EQUITY
Common stock - 7,500 shares
     authorized, $1.00 par
         value, 1,000 shares issued                                    1,000
     Paid-in capital in excess of par value                          274,000
     Retained earnings                                             2,786,828
     Less treasury stock, 96 shares,
     at cost                                                         (50,000)

                                                                   3,011,828
                                                                 -----------

                                                                 $ 5,722,986
                                                                 -----------


                             BELLCREST HOMES, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                          Year Ended December 31, 1995



NET SALES                                                $28,259,925
COST OF SALES                                             24,608,993
                                                         -----------
     GROSS PROFIT                                          3,650,932
SELLING, GENERAL AND ADMINISTRATIVE                        2,264,304
                                                         -----------
     INCOME FROM OPERATIONS                                1,386,628
OTHER INCOME AND (EXPENSE):
     INTEREST EXPENSE                                        (46,257)
     INTEREST INCOME                                          28,340
                                                         -----------
INCOME BEFORE INCOME TAXES                                 1,368,711
INCOME TAXES                                                 508,169
                                                         -----------
NET INCOME                                                   860,542
RETAINED EARNINGS, BEGINNING                               1,926,286
                                                         -----------
RETAINED EARNINGS, ENDING                                $ 2,786,828
                                                         -----------



            See accompanying notes and independent auditors' report.

BELLCREST HOMES, INC.
STATEMENT OF CASH FLOWS
Year Ended December 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $   860,542
     Adjustments to reconcile net
         income to net cash provided (used)
         by operating activities
              Depreciation                                           203,930
              Deferred income tax (benefit)                           11,945
              Loss on sale of property and
                  equipment                                           49,236
         (Increase) decrease in
              Accounts receivable - trade                            474,905
              Other receivables                                        5,193
              Inventories                                           (142,371)
              Prepaid expenses                                       (25,661)
              Income taxes receivable                                  6,367
              Other assets                                           (67,294)
         Increase (decrease) in
              Accounts payable                                       (20,376)
              Accrued expenses                                        45,678
              Income taxes payable                                   103,128
                                                                 -----------

                                   NET CASH PROVIDED
                              BY OPERATING ACTIVITIES              1,505,222
                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and
         equipment, including construction-
         in-process                                                 (886,902)
     Proceeds from sale of property and
         equipment                                                    10,125
                                                                 -----------

                                     NET CASH USED BY
                                 INVESTING ACTIVITIES               (876,777)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Principle payments on long-term debt                            (88,765)
     Payments on capital lease obligations                           (31,278)
                                                                 -----------

                                     NET CASH USED BY
                                 FINANCING ACTIVITIES               (120,043
                                                                 -----------

                                 NET INCREASE IN CASH                508,402

CASH AT BEGINNING OF YEAR                                          1,346,011
                                                                 -----------

                                  CASH AT END OF YEAR            $ 1,854,413
                                                                 ===========




See accompanying notes and independent auditors' report.

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Bellcrest Homes, Inc. was incorporated December 12, 1986, in Jenkins County, Georgia. The Company's first assets were acquired on January 15, 1987 and production began at that time. The Company builds manufactured homes in its plant in Millen, Georgia for sale to retail outlets.

Accounts Receivable

Trade receivables arising from sales to customers are not collateralized and as a result management continually monitors the financial conditions of these customers to reduce the risk of loss. All trade receivables at December 31, 1995 are considered to be collectible, and no provision has been made for losses on uncollectible accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in first-out (FIFO) method. Inventories consisted of the following at December 31, 1995:

     Raw Materials                           $    946,279
     Work in Process                              115,388
     Finished Goods                                    --
                                             ------------
                                             $  1,061,667

Property and Equipment

Property and equipment is recorded at cost. The cost of property and equipment is depreciated over the useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting and on the modified accelerated and accelerated cost recovery method for income tax purposes.

Maintenance and repairs are charged to operations when incurred. When property or equipment is retired/disposed of, its cost and the related accumulated depreciation are eliminated from the respective accounts, and gains or losses arising from the disposition are included in income for that period.

The useful lives of property, plant, and equipment for purposes of computing depreciation are:
                                                         YEARS

         Buildings and improvements                     15 - 30
         Office furniture and fixtures                   5 - 7
         Machinery and equipment                         5 - 7
         Autos and trucks                                  5

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Prepaid Loan Cost and Deferred Start-Up Cost

The prepaid loan cost is capitalized and amortized over the life of the loan. The deferred start-up cost relating to the start of production in a second plant will be amortized over a three year period beginning in 1996.

Warranty Obligations

Provisions for expected costs relating to warranty obligations are made at the time of sale of manufactured homes. At December 31, 1995, the Company had included in accrued expenses $308,470, an amount which management feels is sufficient to cover any unsubmitted warranty claims on homes sold as of December 31, 1995.

Income Taxes

Deferred income taxes are provided on timing differences between financial statement and income tax reporting, principally from the use of different methods of depreciation for income tax and financial statement purposes and the non-deductibility of certain accruals/reserves until the expense is actually paid.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all investment instruments purchased, including certificates of deposit with a maturity of three months, to be cash equivalents. At December 31, 1995, there were no cash equivalents.

Additionally, at times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Company's risk is negligible.

For the year ended December 31, 1995, the Company paid interest and income taxes as follows:


              Interest paid                         $   46,257
              Income taxes paid                        386,729

              Non-cash financing:
                  Capital lease                         70,464

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1995:

         Land                             $     54,131
         Building and improvements           1,479,228
         Office furniture and
              equipment                        165,644
         Machinery and equipment               945,999
         Autos and trucks                       87,847
         Construction in process               499,912
                                          ------------

                                             3,232,761

         Accumulated depreciation             (803,471)
                                          ------------

                                 TOTAL    $  2,429,290
                                          ============

Depreciation expense on property and equipment, including that acquired under capital lease, for the year ended December 31, 1995, was $203,930.

NOTE 3 - LINE-OF-CREDIT, BANK

The Company has a line-of-credit with First Union National Bank of Florida which expires annually each April 30. The line-of-credit is to be used for general short-term working capital requirements which occur in the normal course of business. The maximum amount of the line-of-credit is the lesser of $1,000,000 or 80% of eligible accounts receivable plus 30% of raw materials, finished goods inventories plus 50% of the net book value of machinery, furniture and fixtures and is cross-collateralized with the long-term debt in Note 4. The line bears a rate of prime plus one-half percent and is secured by accounts receivable, inventories, and machinery, furniture and fixtures. At December 31, 1995, the Company had drawn $1,000 on the line.

Certain restrictions apply to the terms of the debt disclosed above. The more significant restrictions are as follows:

        1. The Company must maintain a minimum net worth of at least $982,000 throughout 1995, plus 100% of each subsequent years' earnings, and a debt-to-worth ratio not to exceed 3.9:1.

        2.    There will be no changes in majority ownership of the Company.

        3. The Company is not to incur any additional debt, except in the ordinary course of business, without the express written consent of the lender.

Currently, the Company is operating within the restrictions as set forth in the debt agreement.

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 4 - LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1995:

Note payable to First Union
   National Bank of Florida,
   prime plus one-half percent,
   due in monthly installments of
   $6,662 plus interest through
   January 31, 1999. The note
   is collateralized by a first
   mortgage on real estate and is
   cross-collateralized with the
   line-of-credit in Note 3. A
   shareholder of the Company has
   guaranteed the debt. See debt
   restrictions at Note 3 on
   Page 8                                                         $253,716

Note payable to First Union
   National Bank of Florida, 9.80%
   Due in monthly installments of
   $934 including interest through
   December 2004, collateralized
   by a first mortgage on real
   estate                                                           66,683
                                                                  --------

                                                                   320,399

                                 LESS CURRENT PORTION               84,782
                                                                  --------

                                                                  $235,617
                                                                  --------

Maturities of long-term debt are as follows:

                   1996               $     84,782
                   1997                     85,283
                   1998                     85,835
                   1999                     20,384
                   2000                      7,172
                 Thereafter                 36,943
                                      ------------
                                      $    320,399
                                      ------------

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 5 - CAPITAL LEASES

The Company has entered into various leases for machinery and equipment originating in 1992, 1994 and 1995, with terms of up to five years. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, the leases meet the criteria of capital leases and, accordingly, have been recorded as such. These assets are stated on the balance sheet at their capitalized cost of $208,204. Depreciation of $80,129 has been recognized to date.

Future minimum lease payments under the capital leases, together with the present value of minimum lease payments subsequent to December 31, 1995, are as follows:

                  1996                               $     45,706
                  1997                                     42,161
                  1998                                     20,530
                  1999                                     18,227
                  2000                                      3,587
                                                     ------------
                                                          130,211
         Less amount representing
              interest, assuming an
              implicit effective rates of
                  13.25% and 10.50%                        19,552
                                                     ------------

              Present value of minimum
                  lease payments                          110,659

              Less current portion                         36,491
                                                     ------------
                                                     $     74,168

NOTE 6 - INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets and various accrued liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Income tax expense for the year ended December 31, 1995, is made up of the following components:

     Current tax expense                             $    496,224
     Deferred income tax (benefit)                         11,945
                                                     ------------
                                                     $    508,169
                                                     ------------

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 6 - INCOME TAXES

The source and tax effect of the components of deferred income tax expense for the year ended December 31, 1995 is as follows:

     Difference in tax and book depreciation,
     including recognition of deferred taxable
     gain/loss on extinguishment of debt                     $   3,790

     Warranty expense deductible when paid                      (4,086)

     Other reserves and accruals taxable                        12,241
                                                             ---------

                                                             $  11,945
                                                             ---------

The Company's total deferred tax assets and total deferred tax liabilities at December 31, 1995 are as follows:

     Total deferred tax assets                               $ 122,333
     Total deferred tax liabilities                           (152,289)
                                                             ---------

         Net deferred tax liability                          $ (29,956)
                                                             =========

These amounts have been presented in the Company's financial statements as follows at December 31, 1995:

     Current deferred tax asset                              $ 122,333
     Non-current deferred tax liability                       (152,289)
                                                             ---------
     Net deferred tax liability                              $ (29,956)
                                                             =========

The Company has not recorded a valuation allowance for the deferred tax assets as they feel that it is more likely than not that they will ultimately be realized.

NOTE 7 - RELATED PARTY TRANSACTIONS

The debt to First Union National Bank of Florida, as disclosed in Notes 3 and 4, is guaranteed by a shareholder of the Company.

The Company has an incentive bonus plan for officers/shareholders and various key employees. Payments under the plan are based on production goals, sales goals and profitability. Total bonuses paid or accrued under the plan were $763,591 for the year ended December 31, 1995.

BELLCREST HOMES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995


NOTE 8 - STOCK OPTIONS

The Company has issued stock options to an officer/shareholder and to two key employees totaling 54 shares. The employee's options vest ratably over eight years while the officer/shareholder option is fully vested. The option price is $835.45 per share. There were no options exercised as of December 31, 1995.

NOTE 9 - CONTINGENT LIABILITIES AND OTHER MATTERS

It is a customary practice for companies that build manufactured housing to enter into repurchase agreements with lending institutions which have provided wholesale floor plan financing to dealers. A majority of the Company's sales are made pursuant to these agreements. These agreements generally provide for repurchase of the Company's products from the lender for the balance due them in the event of repossession upon a dealer's default. Amounts under repurchase agreements as of December 31, 1995, approximate $4,500,000. Such contingency is reduced by the resale value of the products which are required to be repurchased. The Company has recorded an allowance of $9,637 for losses related to repurchases that may occur. The Company did not sustain any significant losses on repurchased homes for the year ended December 31, 1995, and it is management's opinion that exposure is not significant.

The majority of the Company's sales are to dealers in the Southeast. Additionally, virtually all sales to dealers are financed by third party floor planners. A downturn in the economy could adversely affect available financing for dealers and the resulting sales. The Company carefully monitors the economy and is constantly seeking out additional markets for their sales.

The Company has two major customers, each accounting for over 10% of sales for 1995.

The Company is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company's financial position.

(b) Pro Forma Financial Information

                      Belmont Homes, Inc. And Subsidiaries
                  Pro Forma combined Balance Sheet (Unaudited)
                               September 30, 1996

         The following unaudited pro forma financial statements give effect to the acquisition by Belmont of Bellcrest in a transaction accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of Belmont and Bellcrest as of September 30, 1996 and has been prepared to reflect the acquisition by Belmont of Bellcrest as of September 30, 1996. The unaudited pro forma statements of income of Belmont and Bellcrest and the results of operations of Belmont and Bellcrest for the nine months ended September 30, 1996 and the year ended December 31, 1995 as if the acquisition had occurred on January 1, 1995. The pro forma statements include allocations of purchase price to assets and liabilities based on fair values and the payment by Belmont of $9.5 million in cash at closing for 100% of the stock of Bellcrest Homes, Inc. No amounts have been reflected for the $3.5 million in potential future cash payments due over the next three years if certain earning targets are achieved. These future contingent payments if earned and paid will be recorded as additional goodwill. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Belmont and Bellcrest.




                                                                                                    Pro Forma (1)
                                                                                             -------------------------
                                                                  Belmont      Bellcrest     Acquisition
                                                                  Homes, Inc.  Homes, Inc.   Adjustments      Combined
                                                                  ----------------------------------------------------
Assets
Current assets:
  Cash and certificates of deposit                               $ 15,437    $  2,355       ($ 4,928)(a,b)   $ 12,864
  Accounts receivable, net                                         11,137         884                          12,021
  Inventories                                                      11,256       2,217                          13,473
  Prepaid expenses and taxes                                        1,526         281                           1,807
                                                                 ----------------------------------------------------
     Total current assets                                          39,356       5,737         (4,928)          40,165
Property, plant and equipment, net                                 18,781       3,612                          22,393
Goodwill and other, net                                            12,541         213          6,604 (d,e)     19,358
                                                                 ----------------------------------------------------
     Total assets                                                  70,678       9,562          1,676           81,916
                                                                 ----------------------------------------------------

Liabilities and Shareholders' Equity
Current liabilities:
  Current portion of long-term debt                                 2,403         109                           2,512
  Trade accounts payable                                            6,820       1,475                           8,295
  Accrued expenses                                                  9,821       2,980            338(d)        13,139
                                                                 ----------------------------------------------------
     Total current liabilities                                     19,044       4,564            338           23,946
Long-term debt and deferred taxes                                     660       1,764          4,572 (a,b)      6,996
                                                                 --------    --------       --------         --------
      Total liabilities                                            19,704       6,328          4,910           30,942
                                                                 ----------------------------------------------------
Shareholders' equity:
Common stock and additional paid-in capital:
  Belmont Homes, Inc.                                              28,023                                      28,023
  Bellcrest Homes, Inc.                                                           275           (275)(c)
Retained earnings                                                  26,444       3,544         (3,544)(c)       26,444
Adjustment to predecessor basis/treasury stock                     (3,493)       (585)           585 (c)       (3,493)
                                                                 ----------------------------------------------------
     Total shareholders' equity                                    50,974       3,234         (3,234)          50,974
                                                                 ----------------------------------------------------
     Total liabilities and equity                                $ 70,678    $  9,562       $  1,676         $ 81,916
                                                                 ----------------------------------------------------


Note 1 - The pro forma balance sheet has been prepared to reflect the acquisition of Bellcrest by Belmont for an aggregate price of $9,500.
Pro forma adjustments are made to reflect:
  a. Payment of $9,500 at closing for 100% of the stock of Bellcrest Homes, Inc. of which $5,000 was borrowed at 8% under a bank line of credit.
  b.  Payment of a $428 Bellcrest note.
  c. The elimination of the common shareholders' equity accounts for Bellcrest Homes, Inc.
  d. The net assets of Bellcrest Homes, Inc. at estimated fair value at acquisition date.
  e. The excess of acquisition cost over the fair value of net assets acquired (goodwill) of $6,817.

                      Belmont Homes, Inc. And Subsidiaries
               Pro Forma Combined Statement Of Income (Unaudited)
                      Nine Months Ended September 30, 1996



                                                                                       Pro Forma (1)
                                                                              -----------------------------
                                              Belmont         Bellcrest        Acquisition
                                             Homes, Inc.      Homes, Inc.      Adjustments       Combined
                                            ---------------------------------------------------------------
Net sales                                   $ 170,638         $ 29,883                             $200,521
Cost of sales                                 144,289           26,193           335 (a)            170,817
                                            ---------------------------------------------------------------
     Gross profit                              26,349            3,690          (335)                29,704
Selling, general and administrative            11,349            2,407           205 (c)             13,961
                                            ---------------------------------------------------------------
     Income from operations                    15,000            1,283          (540)                15,743
Other income (expense):
     Interest expense                             (75)             (87)         (300)(b)               (462)
     Interest income                              459               29          (168)(b)                320
                                            ---------------------------------------------------------------
Income before income taxes                     15,384            1,225        (1,008)                15,601
Income taxes                                    5,848              468          (305)(d)              6,011
                                            ---------------------------------------------------------------
Net income                                      9,536              757          (703)                 9,590
                                            ---------------------------------------------------------------
Net income per common share                     $1.02                                              $   1.02
                                            ---------------------------------------------------------------
Weighted average common shares
     outstanding                                9,378                                                 9,378
                                            ---------------------------------------------------------------


Note 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet:

a. Compensation expense for exercise of all stock options prior to closing of the Bellcrest purchase.
b. Adjustment to decrease $168 of interest income for $4,500 of cash used to acquire Bellcrest and $300 increase in interest expense for $5,000 borrowed at 8% under a bank line of credit.
c. Amortization of goodwill of $6,817 on a straight-line basis over 25 years. Assuming the $3.5 million in potential future cash payments to the former Bellcrest shareholders is earned then goodwill amortization during the nine month period ended September 30, 1996 would be increased by $105 and pro forma combined net income would be reduced to $9,485 and $1.01 per share.
d. Adjustment of federal income taxes for interest and stock option compensation.

                      Belmont Homes, Inc. And Subsidiaries
               Pro Forma Combined Statement Of Income (Unaudited)
                          Year Ended December 31, 1995



                                                                                 Pro Forma (1)
                                                                          -----------------------
                                             Belmont        Bellcrest     Acquisition
                                            Homes, Inc.    Homes, Inc.     Adjustments   Combined
                                            -----------------------------------------------------
Net sales                                   $ 150,576      $ 28,260                      $ 178,836
Cost of sales                                 127,165        24,609          335 (a)       152,109
                                            ------------------------------------------------------
     Gross profit                              23,411         3,651         (335)           26,727
Selling, general and administrative             9,333         2,264          273 (c)        11,870
                                            ------------------------------------------------------
     Income from operations                    14,078         1,387         (608)           14,857
Other income (expense):
     Interest expense                            (825)          (46)        (400)(b)        (1,271)
     Interest income                              511            28         (225)(b)           314
                                            ------------------------------------------------------
Income before income taxes                     13,764         1,369       (1,233)           13,900
Income taxes                                    5,154           508         (359)(d)         5,303
                                            ------------------------------------------------------
Net income                                      8,610           861         (874)            8,597
                                            ------------------------------------------------------
Preferred stock dividends                         (33)                                         (33)
                                            ------------------------------------------------------
Net income applicable to common stock           8,577           861         (874)            8,564
                                            ------------------------------------------------------
Net income per common share                 $    1.23                                    $    1.23
                                            ------------------------------------------------------
Weighted average common shares
     outstanding                                6,963                                        6,963
                                            ------------------------------------------------------


Note 1 - The above statements gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet:

  a. Compensation expense for the exercise of all stock options prior to the close of the Bellcrest purchase.
  b. Adjustment to decrease interest income $225 for $4,500 of cash used for purchase of Bellcrest and $400 increase in interest expense for $5,000 borrowed under a line of credit at 8%.
  c. Amortization of goodwill of $6,817 on a straight line basis over 25 years. Assuming the $3.5 million in potential future cash payments to the former Bellcrest shareholders is earned then pro forma goodwill amortization for the year ended December 31, 1995 would be increased by $140 and pro forma combined net income would be reduced to $8,424 and $1.21 per share.
  d. Adjustment for federal income taxes for interest and stock option compensation.